Exhibit 107

Calculation of Filing Fee Tables

FORM S-8
(Form Type)

MOBIX LABS, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule(1)	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.00001 per share, issuable pursuant to the Mobix Labs, Inc. 2023 Equity Incentive Plan	Other	2,290,183	$2.06	$4,717,777	$0.00014760	$696.34
Equity	Class A Common Stock, par value $0.00001 per share, issuable pursuant to the Mobix Labs, Inc. 2023 Employee Stock Purchase Plan	Other	858,935	$2.06	$1,769,406	$0.00014760	$261.16
Equity	Class A Common Stock, par value $0.00001 per share, issuable pursuant to the Mobix Labs, Inc. 2022 Equity Incentive Plan	Other	2,932,350	$2.06	$6,040,641	$0.00014760	$891.60
Equity	Class A Common Stock, par value $0.00001 per share, issuable pursuant to the Mobix Labs, Inc. 2020 Key Employee Equity Incentive Plan	Other	1,499,998	$2.06	$3,089,996	$0.00014760	$456.08
Equity	Class A Common Stock, par value $0.00001 per share, issuable pursuant to the Mobix Labs, Inc. 2020 Equity Incentive Plan	Other	1,186,047	$2.06	$2,443,257	$0.00014760	$360.62
Total Offering Amounts					$18,061,077		$2,665.80
Total Fees Previously Paid							N/A
Total Fee Offsets							N/A
Net Fee Due							$2,665.80

(1)	Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 457(c) under the Securities Act, this price is calculated based on the average of the high and low sales prices of the common stock, par value $0.00001 per share (“Common Stock”), of Mobix Labs, Inc. (the “Registrant”) as quoted on the Nasdaq Stock Market LLC on April 9, 2024.

(2)	This registration statement covers a total of 8,767,513 shares of Class A Common Stock (the “Common Stock”) that may be issued under the Registrant’s 2023 Equity Incentive Plan, 2023 Employee Stock Purchase Plan, 2022 Equity Incentive Plan, 2020 Key Employee Equity Incentive Plan, and 2020 Equity Incentive Plan (collectively, the “Plans”) over and above the number of shares of Common Stock issuable under the Plans that were previously registered under the Securities Act. Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional shares of Common Stock which may be offered and issued under the reason of any share dividend, share split, recapitalization or other similar transaction.